Exhibit 23.4

Consent of Independent Auditor

We consent to the use in the Pre-Effective Amendment No.4 to this Registration Statement (No. 333-148049) on Form S-1 of Aspect Global Diversified Fund LP of our report dated February 27, 2008 relating to our audit of the statement of financial condition of Steben & Company, Inc. as of December 31, 2007 appearing in the Prospectus, which is part of this Registration Statement, and to the reference to our firm under the caption “Experts” in such Prospectus.

/s/ McGladrey & Pullen, LLP

Chicago, Illinois
August 7, 2008